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Effective: July 1, 1997
Amended & Restated:  August 7, 1997
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                       MMI COMPANIES, INC.

                      AMENDED AND RESTATED

                     RETIREMENT EQUITY PLAN



                       ARTICLE I - PURPOSE

1. This Plan is adopted to provide a select group of highly compensated and managerial employees of MMI Companies, Inc. and its subsidiaries covered under the MMI Companies, Inc. Savings and Profit Sharing Plan (the "Basic Plan"), the opportunity to accumulate deferred compensation which cannot be accumulated under the Basic Plan because of the limitations on deferrals under Internal Revenue Code (the "Code") Section 401(k) (the "401(k) Limits"), the limitations on elective deferrals under Code Section 402(g) (the "402(g) Limits"), or the limitations on tax-qualified pension plan benefits under Code Section 401(a)(17) (the "401(a)(17) Limits").



                    ARTICLE II - DEFINITIONS

1. ACCOUNTS means the accounts maintained under this Plan on the books of the Company for the benefit of an Eligible Employee.

2.   BASIC  PLAN means the MMI Companies, Inc. Savings and Profit
     Sharing Plan, as amended from time to time.

3.   BOARD means the Board of Directors of MMI Companies, Inc.

4. CODE means the Internal Revenue Code of 1986, as amended from time to time.
5. COMMITTEE means the Personnel and Compensation Committee appointed by the Board.

6. COMPANY means MMI Companies, Inc. or any company which is a successor as a result of merger, consolidation, liquidation, transfer of assets or other reorganization.


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7.   ELIGIBLE  401(k)  COMPENSATION  means  the  portion  of   an
     Eligible Employee's compensation with respect to which he or she is eligible to make a deferral election under the Basic Plan (determined without regard to the 401(k) Limits, 402(g) Limits, or 401(a)(17) Limits).

8.   ELIGIBLE  EMPLOYEE means, for any Plan Year, an employee  of the Company, or of a subsidiary of the Company that has adopted the Basic Plan, (i) who is a member of a select group of management or highly compensated employees as defined for purposes of Sections 201(2), 301(3) and 401(a)(1) of ERISA, (ii) who makes an election to defer Eligible 401(k) Compensation and/or annual incentive bonus(es), as set forth in Article III below, and (iii) who satisfies the medical underwriting requirements for the issuance of a Policy and completes an application form for issuance of a Policy. The Committee shall establish criteria for determining which employees are members of the select group described in clause (i), which criteria may
     include  the  identification of individual  employees.   The
     Committee may permit an employee who would otherwise be eligible to participate notwithstanding the fact that he or she does not qualify under clause (iii), in which event Section 6.3 shall not apply to such Eligible Employee and the Committee or its designee may make such adjustments as may be appropriate to determine such Eligible Employee's earnings under Section 7.2.

9.   ERISA  means the Employee Retirement Income Security Act  of
     1974, as amended from time to time.

10.  PLAN  means  this MMI Companies, Inc. Amended  and  Restated
     Retirement Equity Plan.

11. PLAN YEAR means the six-month period ending December 31, 1997 and the twelve-month period ending each subsequent December 31 during which the Plan is in effect.

12. POLICY means a variable life insurance policy issued by a carrier selected by the Committee which provides for the death benefit provided in Section 6.3 and permits the investment of funds in one or more investment funds as provided in Section 7.2.



               ARTICLE III -EMPLOYEE CONTRIBUTIONS

1.   SALARY  REDUCTION CONTRIBUTIONS.  An Eligible Employee  may,
     for any Plan Year in which he or she is an Eligible Employee, elect to accept a reduction in Eligible 401(k) Compensation from the Company equal to either a whole percentage of his or her Eligible 401(k) Compensation or a fixed dollar amount per payroll
     period.   Elections shall be made, modified and  revoked  in
     accordance with Section 3.3 and, while an

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     election  is in effect, the applicable percentage or  amount of each payment of Eligible 401(k) Compensation shall be withheld and credited to the Eligible Employee's Retirement Equity Contribution Account (as referred to in Section 7.1).

2.   BONUS   REDUCTION   CONTRIBUTIONS.   An  Eligible   Employee
     (regardless of whether he or she has elected a reduction in his or her Eligible 401(k) Compensation pursuant to Section 3.1) may, for any Plan Year in which he or she is an Eligible Employee, elect to accept a reduction in his or her annual incentive bonus(es) from the Company, if any, equal to either a whole percentage of his or her incentive bonus(es) or a fixed dollar amount. Elections shall be made, modified and revoked in accordance with Section 3.3 and, the portion, if any, which the Eligible Employee has elected shall be withheld from her or her incentive bonus(es) and credited to his or her Retirement Equity Contribution Account.

3.   ELECTIONS.  Initial elections pursuant to Section 3.1  shall be made as soon as practical after the adoption of this Plan, and thereafter elections may be made, modified and revoked semi-annually (as of January 1 and July 1 of each Plan Year) or at
     such  other  intervals as the Committee may determine.   Any
     Eligible Employee who does not affirmatively make a new election under Section 3.1 as of any election date shall be deemed to have continued his or her old election in effect, except as the Committee may otherwise permit. Elections under Section 3.2 shall be made annually at a time determined by the Committee prior to the date on which Eligible Employees have the right to receive their incentive bonuses. Elections, once made, may not be modified or revoked until the next election date, subject to such exceptions as the Committee may allow; provided that, to the extent required by applicable law, an Eligible Employee may revoke his or her election entirely on a prospective basis, but shall thereafter no longer be considered an Eligible Employee. The minimum aggregate amount which any Eligible Employee may elect to have withheld during any Plan Year (under either Section
     3.1 or 3.2 or any combination thereof) shall be $3,500.00.

4.   RULES   AND  PROCEDURES.   The  Committee  shall  have   the
     authority to establish rules and procedures for making and implementing elections, which may include changing the frequency of election dates, limiting the amount withheld from any Eligible Employee or group of Eligible Employees, and permitting exceptions to the election rules on an individual basis; provided, however, that in no event shall any election apply to any payment of Eligible 401(k) Compensation or incentive bonus that the Eligible Employee has already received, or has the right to receive, when the election is made.

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           ARTICLE IV - EMPLOYER MATCHING CONTRIBUTION

1.   AMOUNT  OF  CONTRIBUTIONS.  Subject  to  the  limitation  in
     Section 4.2, as of December 31 and June 30 of each Plan Year the Company will credit to each Eligible Employee's Retirement Equity Matching Account (as referred to in Section 7.1) an amount equal to the matching contribution which the Company would have made to the Eligible Employee's Matching Employer Contribution Account under the Basic Plan if the amount credited to the Eligible Employee's Retirement Equity Contribution Account under Sections
     3.1 and 3.2 since the last such date had been contributed as before-tax savings contributions to the Basic Plan.

2. LIMITATION. Anything else contained herein to the contrary notwithstanding, the amount credited to an Eligible Employee's Retirement Equity Matching Account for any Plan Year shall be limited so that such amount, when added to the amount of the matching contributions made on behalf of the Eligible Employee to the Basic Plan for the same Plan Year, does not exceed fifty percent of the sum of the before-tax savings contributions made on behalf of such Eligible Employee under the Basic Plan plus the
     credits  to  the  Eligible  Employee's  Requirement   Equity
     Contribution Account under this Plan for the Plan Year, disregarding the portion of such sum that exceeds eight percent of the Eligible Employee's Eligible 401(k) Compensation for the Plan Year. If either of the percentages in Section 4.2(a) of the Basic Plan are changed, the new percentages shall be substituted for the percentages in the preceding sentence. The maximum amount determined under this Section 4.2 shall be based on the amount of the Eligible Employee's Eligible 401(k) Compensation, regardless of whether the Eligible Employee elects to have amounts withheld from Eligible 401(k) Compensation pursuant to
     Section 3.1 or incentive bonus(es) pursuant to Section 3.2.



                       ARTICLE V - VESTING

1. SALARY REDUCTION CONTRIBUTIONS. An Eligible Employee shall always be 100 percent vested in amounts credited to his or her Retirement Equity Contribution Account.

2. EMPLOYER MATCHING CONTRIBUTIONS. An Eligible Employee will always have the same vesting percentage in his or her Retirement Equity Matching Account as he or she has in his or her Matching Employer Contribution Account under the Basic Plan.



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                ARTICLE VI - PAYMENTS OF BENEFITS

1. PAYMENTS OF BENEFITS. The benefit payable under this Plan on account of an Eligible Employee's termination of employment, retirement, or death shall be paid in accordance with Section 6.2 beginning as soon as practicable after the first day of the first month following the quarter in which the Eligible Employee's termination of employment, retirement, or death occurs. Unless otherwise designated in the Eligible Employee's election, any death benefit payable under this Plan shall be payable to the same beneficiary who is to be paid death benefits under the Basic Plan. An Eligible Employee may change beneficiaries at any time without consent of a prior beneficiary, but no designation of a beneficiary shall be effective until actually received by the Company on a form designated by the Committee.

2.   FORM  OF  PAYMENT.   Any  benefit  payable  to  an  Eligible
     Employee or beneficiary shall be paid in a single lump sum equal to the total balance in the Eligible Employee's Account; provided, however, that an Eligible Employee whose balance exceeds $25,000.00 and whose employment is terminated by retirement (either after attaining the age of 65 or by reason of permanent disability as defined in the Company's long term disability plan as then in effect) shall receive a series of quarterly installments over a period of 15 years, with the amount of each installment being equal to the balance in the Eligible Employee's Accounts immediately prior to the payment divided by the number of installments remaining to be paid (including such
     installment).   An Eligible Employee whose  balance  exceeds
     $25,000.00 may instead elect to receive the balance in his or her Accounts upon retirement in a lump sum, in quarterly installments over five or ten years, or in such other form as the Committee may approve, provided that no such election, or change in a prior election, shall be valid unless made on a form specified by the Committee and received by the Committee at least one year prior to the date of the Eligible Employee's retirement. All benefits payable to an Eligible Employee whose employment is terminated prior to retirement, including payments to a beneficiary after the Eligible Employee's death, shall be paid in a single lump sum.

3. PRE-TERMINATION DEATH BENEFIT. If an Eligible Employee with respect to whom a Policy is in force dies while employed by the Company, a pre-termination death benefit shall be paid to the Eligible Employee's beneficiary equal to the Eligible Employee's Eligible 401(k) Compensation for one year (determined at the base salary rate in effect at the time of death), which death benefit shall be in addition to the balance in the Eligible Employee's Accounts payable pursuant to Section 6.1. Such death benefit shall be paid to the Eligible Employee's beneficiary under the Policy by the insurance company that issued the Policy, and shall be subject to all conditions and exceptions set forth in the Policy. Notwithstanding any provision of this Plan or any other document to

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     the  contrary,  the  pre-termination death  benefit  payable pursuant to this Section 6.3 shall be paid only if a Policy has been issued and is in force at the time of the Eligible Employee's death, and the Company shall have no obligation with respect to the payment of the death benefit, or to
     maintain  a  Policy in force for an Eligible Employee.   The
     Policy may be subject to the conditions set forth in a split
     dollar   life  insurance  agreement  between  the   Eligible
     Employee and the Company, on such terms as the Committee shall determine, which may permit the Eligible Employee to designate a beneficiary under the Policy to receive the Eligible Employee's death benefit, who may be different from the beneficiary designated pursuant to Section 6.1.



                     ARTICLE VII - ACCOUNTS

1.   ACCOUNTS.   The  Company  will  maintain  on  its  books   a
     Retirement Equity Contribution Account and a Matching Employer Contribution Account for each Eligible Employee, to which shall be credited, as appropriate, deferral amounts under Section 3.1 or 3.2, matching contributions under 4.1, and earnings on such amounts as provided in Section 7.2.

2.   EARNINGS.   Earnings  shall  be credited  to  each  Eligible
     Employee's Accounts at the end of each month (or at such other intervals as the Committee shall determine) as computed under this Section 7.2. The Committee shall designate selected investment funds or other investment media ("funds"), and each Eligible Employee shall have the right to have earnings (including realized and unrealized gains and losses) on his or her Accounts computed as if it had been invested in such funds in
     such proportions as the Eligible Employee shall elect.   The
     portion of each Eligible Employee's Accounts that is deemed to be invested in each fund shall be a whole percentage, which shall be not less than 10%, and elections may be changed quarterly. The Committee shall have the authority to select and discontinue funds at any time, to establish a rate at which interest shall be credited on Accounts with respect to which no fund election is in effect, and otherwise to establish rules and procedures with respect to the calculation and crediting of earnings, including changing the intervals at which fund elections may be made or at which earnings are posted, changing the minimum percentage (or establishing a maximum percentage) that may be deemed invested in any fund, and otherwise restricting deemed investment elections; provided, however, that earnings shall be computed in such a manner that they shall not be considered additional deferred compensation under Section 3121(v) of the Code. The earnings on each Eligible Employee's Accounts shall be reduced by the cost of providing the death benefit described in Section 6.3, and may be reduced by such other

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     expenses  as  the Committee may determine,  which  shall  be allocated among Eligible Employees in a reasonable manner.



                  ARTICLE VIII - ADMINISTRATION

1. COMMITTEE. The Company shall be the "administrator" of this Plan for purposes of Section 3(16)(A) of ERISA. The Committee on behalf of the Company shall administer, construe and interpret this Plan and shall determine, subject to the provisions of this Plan, the Eligible Employees who shall participate in the Plan from time to time and the amount, if any, due an Eligible Employee (or his or her beneficiary) under this Plan. No member of the Committee shall be liable for any act done or determination made in good faith. No member of the Committee who is a participant in this Plan may vote on matters affecting his or her personal benefit under this Plan, but any such member shall otherwise be fully entitled to act in matters arising out of or affecting this Plan notwithstanding his or her participation herein. In carrying out its duties herein, the Committee shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties. The Committee may adopt rules and procedures to be used in the administration of this Plan.

2. CLAIMS. Any Eligible Employee, or person claiming to be a beneficiary of an Eligible Employee (a "claimant"), may file a written claim for benefits under this Plan on a form designated by the Company. Such claims shall initially be processed by the human resources, personnel, or other applicable department of the Eligible Employee's employer. If such claim is denied in whole or part, the claimant shall receive a written notice of denial, which shall be written in language calculated to be understood by the claimant without legal assistance and shall set forth the specific reasons for the denial and explaining the procedure for an appeal and review of the decision by the Committee. Such notice shall be furnished not later than 90 days after the claim has been filed (which 90 day period may be extended for up to an additional 90 days if special circumstances require and notice of the extension is furnished to the claimant prior to the end of the first 90 day period).

3. REVIEW OF DENIALS. A claimant whose claim is denied, or his authorized representative, may request a review upon written application to the Committee within 60 days after receiving notice of the denial. In connection with such application, the claimant or his authorized representative may review pertinent documents and may submit issues and comments in writing. If such an application is made, the Committee

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     shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the application, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case a decision shall be made as soon as possible but not later than 120 days after receipt of the request for review, and written notice of the extension shall be given to the claimant before the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

4. TAX WITHHOLDING. All payments of benefits under this Plan shall be subject to applicable income, social security, and other tax withholding. To the extent that Code Section 3121(v), or other applicable law, requires that taxes be withheld prior to payment of benefits, the Company shall determine the manner in which the required withholding is to be determined, and shall withhold the applicable taxes from current compensation or any other amounts payable to the Eligible Employee. If such amounts are insufficient, the Eligible Employee shall be required to pay the required amount to the Company.

5. NOTICES, ETC. Persons entitled to benefits under the Plan shall file with the Committee from time to time such person's post office address and each change of post office address. Each such person entitled to benefits under the Plan also shall furnish the Committee with all appropriate documents, evidence, data or information which the Committee considers necessary or desirable in administering the Plan. Any document will be properly filed with the Committee if it is delivered or mailed by registered or certified mail postage prepaid to the Committee in care of the Company. A notice mailed to an Eligible Employee or beneficiary at his or her last address filed with the Committee will be binding on the Eligible Employee or beneficiary for all purposes of the Plan. Any notice under this Plan may be waived by the person entitled to notice.

6. LITIGATION. In any action or proceeding regarding the Plan, Eligible Employees or former Eligible Employees, their beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Company, a member of the Board, the Committee or any member thereof, or any of their agents by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to an Eligible Employee's or other person's benefits, the costs to such person of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Eligible Employee or other person

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     concerned.   To  the  extent permitted  by  applicable  law,
     acceptance of participation in this Plan shall constitute a release of the Company, the Board, the Committee and each member thereof, and their respective agents from any and all liability and obligation not involving willful misconduct or gross neglect.

7. TRUST. The Company shall establish a trust (the "Trust") of the type commonly referred to as a "rabbi trust", and shall transfer to it from time to time amounts that are equal to all or a portion of the amount credited to Eligible Employee's Accounts hereunder. The Trust may also be directed to purchase some or all of the Policies, and to pay premiums on the Policies. The Committee may direct the trustee of such Trust to make payments to Eligible Employees or beneficiaries of all or a portion of the amount to which they are entitled under the Plan, and any amount actually so paid out of the Trust shall be charged to the Accounts of the Eligible Employee and reduce the amount owed hereunder, but the existence of the Trust shall otherwise not reduce or offset the liability of the Company under the Plan.
     The Committee shall have the authority to select, remove and replace trustees of the Trust, to direct the trustee with respect to investments and distributions, and to approve a trust agreement for the Trust and any amendments thereto. All funds of the Trust shall remain subject to the claims of the general creditors of the Company (including the Eligible Employees), and in all cases the Plan and Trust shall be so construed so that the Plan shall be considered "unfunded" for purposes of Section 83 of the Code and Sections 201(2), 301(3) and 401(a)(1) of ERISA.



              ARTICLE IX - MISCELLANEOUS PROVISIONS

1. LIMITATION OF RIGHTS. Nothing contained in the Plan shall be construed to:

a) Limit in any way the right of the Company to terminate an Eligible Employee's employment at any time; or

b) Be evidence of any agreement or understanding, express or implied, that the Company will employ an Eligible Employee in any particular position at any particular rate of remuneration.

1.   NONALIENATION  OF  BENEFITS;  NO  WITHDRAWALS.   No  amounts
     payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such amounts shall be subject to legal process or attachment of the payment of any claims against any person entitled to receive the same but the Company shall have the right to offset any amount owed to it by the Eligible Employee. No

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     amounts credited to an Eligible Employee's Accounts  may  be withdrawn or paid to the Eligible Employee prior to his or her termination of employment.

2. AMENDMENT OR TERMINATION OF PLAN. Although it is expected that this Plan shall continue indefinitely, the Board may amend this Plan from time to time in any respect, and may at any time terminate the Plan in its entirety; provided, however, that an Eligible Employee's Accounts as of the date of any such amendment or termination may not be reduced nor may any such amendment or termination adversely affect an Eligible Employee's entitlement to his or her Accounts as of such date. This Plan shall terminate automatically if the Basic Plan terminates, in which event (i) no additional Eligible Employees shall become participants in this Plan and (ii) benefits under this Plan shall be paid in such manner and at such time as the Board, in its discretion, determines, without regard to when benefits under the Basic Plan are paid.

3. CONSTRUCTION OF PLAN. This Plan is unfunded. The obligations of the Company with respect to the amounts payable hereunder shall be paid out of the Company's general assets and shall not be secured by any form of trust, escrow or otherwise. This provision shall not require the Company to set aside any funds. The Company may set aside such funds if it chooses to do so but such funds shall remain the property of the Company and subject to the claims of its creditors. This Plan shall be so construed that it will be "unfunded" and maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" as those terms are used in ERISA.
4. PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan, including any taxes payable by the Employer in respect of the Plan shall be paid by the Employer.
5. GENDER AND NUMBER. Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.
6. LAW GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Illinois to the extent that such laws are not preempted by federal law.




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